EXHIBIT 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	DANIEL L. KRIEGER,
CHAIRMAN & PRESIDENT
OR
JOHN P. NELSON
VICE PRESIDENT & CFO

(515) 232-6251

JANUARY 19, 2007

AMES NATIONAL CORPORATION
ANNOUNCES
2006 AND FOURTH QUARTER EARNINGS

FOURTH QUARTER 2006 RESULTS

For the quarter ended December 31, 2006, net income for Ames National Corporation (Company) totaled $2,721,000, or $0.29 per share, which was slightly higher than the $2,709,000, or $0.29 per share earned in the fourth quarter of 2005. An increase in security gains and higher net Merchant and ATM fees offset the lower net interest income for the quarter compared to the same quarter one year ago. Net interest income declined 5% to $5,731,000 for quarter ended December 31, 2006 compared to $6,053,000 for the same quarter in 2005. Fourth quarter 2006 interest expense increased 25% while interest income rose 8% compared to fourth quarter 2005. The Company’s annual net interest margin for the quarter declined to 3.29% in 2006 compared to the 3.45% posted in 2005.

Fourth quarter 2006 return on average assets was 1.32% and was unchanged when compared to the same period in 2005. Return on average equity was 9.74% for the three months ended December 31, 2006 compared to the 9.94% posted a year ago. Average equity for the quarter was higher than in 2005 due to an increase in net unrealized gains in the Company and banks’ investment portfolios. The improvement in unrealized gains resulted in a lower return on average equity for the quarter compared to one year ago. The efficiency ratio for the fourth quarter was 52.23%, compared to 50.67% last year. Non-interest expense increased 2% for the quarter compared to the same quarter in 2005.

ANNUAL RESULTS FOR 2006

Net income for the year ended December 31, 2006 decreased 6% to $10,944,000 or $1.16 per share compared to 2005 results of $11,609,000 or $1.23 per share. Rising market interest rates through the first half of 2006 resulted in annual net interest income declining 9% as deposits repriced more quickly than loans and investments. The flat yield curve in 2006 has also contributed to lower net interest income. Net interest income was $22,990,000 for the year ending December 31, 2006 compared to $25,373,000 recorded in 2005. The Company’s annual net interest margin declined to 3.29% in 2006 compared to the 3.56% posted in 2005.

Annual interest expense on interest bearing liabilities rose to $21,306,000 for 2006 compared to $15,933,000 posted for 2005, a 34% increase. The higher interest expense was offset by a 10% increase in annual interest income to $44,296,000 for 2006 compared to the $41,306,000 recorded for 2005. Partially offsetting the lower net interest income were higher gains on security transactions of $339,000, gains on the foreclosure or sale of real estate properties of $482,000 and 2006 credit provision for loan losses of $183,000.

Return on average assets for 2006 and 2005 was 1.34% and 1.40%, respectively. Return on equity for the same periods was 9.99% and 10.57%, respectively. The efficiency ratio for the year ending December 31, 2006 was 52.26% compared to 49.09% for the previous year. The decline in the efficiency ratio in 2006 was primarily the result of lower net interest income as annual non-interest expense increased less than 2% compared to the same period in 2005.

Deposits increased to $680,356,000 on December 31, 2006, a 2% increase over the $668,342,000 recorded at year-end 2005. Demand and interest bearing checking accounts (NOW) showed the highest percentage growth.

Net loans as of December 31, 2006 declined 3% to $429,123,000 compared to the $440,318,000 recorded a year ago as the result of softening loan demand in the local markets. The allowance for loan losses on December 31, 2006 totaled $6,533,000 compared to $6,765,000 on December 31, 2005. Net charge-offs for the year ended December 31, 2006 were $50,000 compared to $41,000 for the previous year.

Year end equity capital grew 3% to $112,923,000 compared to $109,227,000 on December 31, 2005 as the result of higher unrealized gains on securities available for sale and the retention of earnings. Capital represented over 13% of total assets at the end of 2006 and 2005.

Company stock, which is listed on the NASDAQ Capital Market under the symbol ATLO, closed at $21.00 on December 31, 2006. During the fourth quarter, the price ranged from $19.82 to $22.69. The 2006 dividends paid of $1.03 per share were 13% higher than the $0.91 per share paid in 2005.

Ames National Corporation affiliate Iowa banks are First National Bank, Ames; Boone Bank & Trust Co., Boone; State Bank & Trust Co., Nevada; Randall-Story State Bank, Story City; and United Bank & Trust, Marshalltown.

AMES NATIONAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
December 31, 2006 and 2005

ASSETS	2006	2005

Cash and due from banks	$16,510,082	$18,092,139
Federal funds sold	13,100,000	300,000
Interest bearing deposits in financial institutions	1,544,306	5,983,542
Securities available-for-sale	354,571,864	333,510,152
Loans receivable, net	429,122,541	440,317,685
Loans held for sale	525,999	981,280
Bank premises and equipment, net	12,617,741	11,030,840
Accrued income receivable	7,871,365	6,633,795
Deferred income taxes	-	343,989
Other assets	2,989,090	2,190,652

Total assets	$838,852,988	$819,384,074

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Deposits
Demand, noninterest bearing	$77,638,264	$74,155,477
NOW accounts	158,584,115	151,680,984
Savings and money market	159,401,753	160,998,014
Time, $100,000 and over	102,230,631	101,042,024
Other time	182,501,710	180,465,836
Total deposits	680,356,473	668,342,335

Federal funds purchased and securities sold under agreements to repurchase	34,727,897	34,659,983
Other short-term borrowings	1,470,116	2,861,130
FHLB term advances	2,000,000	-
Dividend payable	2,450,503	2,354,818
Deferred income taxes	1,187,948	-
Accrued expenses and other liabilities	3,736,739	1,938,507
Total liabilities	725,929,676	710,156,773

STOCKHOLDERS' EQUITY
Common stock, $2 par value, authorized 18,000,000 shares;
9,425,013 issued and outstanding at December 31, 2006
9,419,271 issued and outstanding at December 31, 2005	18,850,026	18,838,542
Additional paid-in capital	22,498,904	22,383,375
Retained earnings	65,856,627	64,713,530
Accumulated other comprehensive income, net unrealizedgain on securities available-for-sale	5,717,755	3,291,854
Total stockholders' equity	112,923,312	109,227,301

Total liabilities and stockholders' equity	$838,852,988	$819,384,074

AMES NATIONAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Income
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Interest and dividend income:
Loans, including fees	$7,529,449	$7,090,638	$29,593,896	$26,979,358
Securities:
Taxable	2,341,644	2,087,397	8,830,356	8,558,156
Tax-exempt	1,105,260	1,027,592	4,226,941	4,190,268
Federal funds sold	79,971	—	224,882	130,182
Dividends	367,180	394,352	1,419,617	1,447,663

Total interest income	11,423,504	10,599,979	44,295,692	41,305,627

Interest expense:
Deposits	5,226,996	4,143,093	19,742,379	14,380,214
Other borrowed funds	465,572	404,319	1,563,149	1,552,894

Total interest expense	5,692,568	4,547,412	21,305,528	15,933,108

Net interest income	5,730,936	6,052,567	22,990,164	25,372,519

Provision for loan losses	44,685	84,244	(182,686)	331,282

Net interest income after provision for loan losses	5,686,251	5,968,323	23,172,850	25,041,237

Noninterest income:
Trust department income	373,449	360,048	1,462,734	1,375,308
Service fees	461,015	460,832	1,840,699	1,796,503
Securities gains, net	289,001	162,226	1,135,136	795,780
Loan and secondary market fees	107,669	137,444	564,819	606,277
Merchant and ATM fees	242,189	141,705	645,517	570,914
Gain on sale or foreclosure of real estate	—	—	482,203	—
Other	138,030	117,096	542,924	468,410

Total noninterest income	1,611,353	1,379,351	6,674,032	5,613,192

Noninterest expense:
Salaries and employee benefits	2,279,647	2,143,307	9,408,293	9,208,902
Data processing	561,336	611,014	2,185,478	2,126,040
Occupancy expenses	267,758	284,368	1,159,750	1,148,738
Other operating expenses	726,314	726,940	2,750,341	2,726,222

Total noninterest expense	3,835,055	3,765,629	15,503,862	15,209,902

Income before income taxes	3,462,549	3,582,045	14,343,020	15,444,527

Income tax expense	741,689	873,122	3,399,403	3,835,992

Net income	$2,720,860	$2,708,923	$10,943,617	$11,608,535

Basic and diluted earnings per share	$0.29	$0.29	$1.16	$1.23

Dividends declared per share	$0.26	$0.26	$1.04	$1.00

Comprehensive income (loss)	$3,598,183	$1,687,923	$13,369,518	$7,432,677